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                                                             EXHIBIT NO. 23.1



Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-108059 and Form S-8 Nos. 2-89399, 33-48762, 33-61648, 333-81265 and
333-105116) pertaining to the Kaydon Corporation 4% Contingent Convertible Senior Subordinated Notes Due 2023, and the Kaydon Corporation Employee Stock Ownership and Thrift Plan, Electro-Tec Corporation Employee Retirement Benefit Plan, Kaydon Corporation 1993 Non-Employee Directors Stock Option Plan, Kaydon Corporation 1999 Long Term Stock Incentive Plan, and Kaydon Corporation Director Deferred Compensation Plan and the Kaydon Corporation 2003 Non-Employee Directors Equity Plan of Kaydon Corporation of our report dated February 5, 2004 with respect to the consolidated financial statements and schedule of Kaydon Corporation included in the Annual Report (Form 10-K) for the years ended December 31, 2003 and 2002.

/s/ Ernst & Young LLP
Detroit, Michigan
March 8, 2004